     As filed with the Securities and Exchange Commission on June 19, 1995
                                                REGISTRATION NO. 33 -59121

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ______________________

                                AMENDMENT NO.1
                                      TO
                                   FORM  S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ______________________

                           TELE-COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                             84-1260157
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                                (303) 267-5500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ______________________

                           Stephen M. Brett, Esq.
                           Tele-Communications, Inc.
                               Terrace Tower II
                               5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                                (303) 267-5500

  (Address, including zip code, and telephone number, including area code, of agent for service)
                             ______________________

                                   Copy to:
                         Elizabeth M. Markowski, Esq.
                             Baker & Botts, L.L.P.
                               885 Third Avenue
                        New York, New York  10022-4834
                                (212) 705-5000
                             ______________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of the registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:    [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

       INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                   Subject to Completion, dated June 19, 1995

       PROSPECTUS
                                 445,594 Shares
                           TELE-COMMUNICATIONS, INC.
                              CLASS A COMMON STOCK
                               ($1.00 Par Value)

          This Prospectus relates to 445,594 shares (the "Shares") of the Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), of Tele-Communications, Inc., a Delaware corporation (the "Company"), to be offered and sold from time to time by the holders thereof (each a "Selling Stockholder"). The Shares were originally issued by the Company to the Selling Stockholders in a private transaction pursuant to which a subsidiary of the Company acquired a 66-2/3% general partnership interest in MacNeil Lehrer Productions. See "Selling Stockholders."

          The shares of the Company's Class A Common Stock and the Company's Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"), are traded in the over-the-counter market on the Nasdaq National Market under the symbols TCOMA and TCOMB, respectively. The Class A Common Stock and the Class B Common Stock are identical in all respects except that each share of Class B Common Stock has ten votes per share and each share of Class A Common Stock has one vote per share. Each share of Class B Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. The Class A Common Stock is not convertible.

          The Shares may be offered for sale by the Selling Stockholders from time to time in varying amounts and at prices and on terms to be determined at the time of a sale or sales. The Shares may be sold by the Selling Stockholders directly, through agents designated from time to time or to or through broker-dealers designated from time to time. To the extent required, the number of Shares to be sold, the name of the Selling Stockholder, the purchase price, if applicable, the name of any such agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholders from the sale of the Shares so offered will be the purchase price of the Shares sold less the aggregate commissions, discounts and other compensation, if any, paid to agents or broker-dealers, and other expenses of the offering and sale not borne by the Company. The Selling Stockholder may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, to the extent such sales may be made in compliance with such Rule. See "Plan of Distribution." There will be no proceeds to the Company from the sale of the Shares. The Company knows of no selling arrangement between any agent, broker-dealer or underwriter and the Selling Stockholders.

          The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under such Act.

                              ____________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION   PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY   REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                              ____________________

                  The date of this Prospectus is _______, 1995.

       The Company was incorporated in 1994 under the name "TCI/Liberty Holding Company" for the purpose of combining the Company's predecessor, Tele-Communications, Inc. (renamed "TCI Communications, Inc." and referred to herein as "TCIC"), and Liberty Media Corporation ("Liberty"). On August 4, 1994 the mergers (the "TCI/Liberty Combination") of TCIC and Liberty with separate wholly-owned subsidiaries of the Company were consummated and each of TCIC and Liberty became wholly-owned subsidiaries of the Company. In connection with the TCI/Liberty Combination, the Company changed its name to Tele-Communications, Inc. and TCIC changed its name to TCI Communications, Inc. UNLESS THE CONTEXT INDICATES OTHERWISE, AS USED IN THIS PROSPECTUS THE TERM "COMPANY" MEANS, ON AND AFTER AUGUST 4, 1994, TELE-COMMUNICATIONS, INC. (FORMERLY NAMED "TCI/LIBERTY HOLDING COMPANY") AND, BEFORE AUGUST 4, 1994, TCIC (FORMERLY NAMED "TELE-COMMUNICATIONS, INC."), AND THEIR RESPECTIVE CONSOLIDATED SUBSIDIARIES.

                             AVAILABLE INFORMATION

       The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Shares and the Company, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company, including the Registration Statement, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 7 World Trade Center, Suite 1300, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

       The Company hereby incorporates in this Prospectus by reference the following documents filed with the Commission: (i) the Company's registration statement on Form 8-B, as amended by Form 8-B/A (Amendment No.
     1) (Commission File No. 0-20421), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) (Commission File No. 0-20421), (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (Commission File No. 0-20421), (iv) the Company's Current Reports on
     Form 8-K, dated January 23, 1995, February 3, 1995 (as amended by
     Form 8-K/A), February 13, 1995, February 15, 1995, April 20, 1995 (as amended by Form 8-K/A), and May 4, 1995 (as amended by Form 8-K/A) (Commission File No. 0-20421), (v) (a) Condensed Pro Forma Combined Statement of Operations (unaudited) of TCI/Liberty and Subsidiaries and accompanying Notes to Condensed Pro Forma Combined Financial Statements, December 31, 1993 (unaudited), included in the Company's Current Report on Form 8-K, dated April 6, 1994 (Commission File No. 0-5550), and (b) the financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, included in the Company's Current Report on
     Form 8-K, dated August 26, 1994 (Commission File No. 0-20421).

       All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                              ____________________

                            CERTAIN CONSIDERATIONS

       The following factors, among others, should be considered carefully before making an investment decision with respect to the Shares.

       Results of Operations. Although the Company had net earnings of $55 million for the year ended December 31, 1994, the Company incurred a net loss of $7 million for the year ended December 31, 1993 and a net loss of $8 million for the year ended December 31, 1992. Notwithstanding the losses it has incurred, the Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's Operating Cash Flow (operating income before depreciation, amortization and other non-cash credits or charges) ($1,798 million, $1,858 million and $1,637 million for the years ended December 31, 1994, 1993 and 1992, respectively) has historically been sufficient to cover its interest expense ($785 million, $731 million and $718 million for the years ended December 31, 1994, 1993 and 1992, respectively). The Company's interest coverage ratio for the years ended December 31, 1994, 1993 and 1992 was 229%, 254% and 228%, respectively. Operating Cash Flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating Cash Flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation to other measures of performance.

       Another measure of liquidity is net cash provided by operating activities as reflected in the Company's consolidated statements of cash flows. Net cash provided by operating activities ($1,005 million, $1,251 million and $957 million in 1994, 1993 and 1992, respectively) reflects net cash from the operations of the Company available for the Company's liquidity needs after taking into consideration the aforementioned substantial costs of doing business not reflected in Operating Cash Flow. Amounts expended by the Company for its investing activities exceed net cash provided by operating activities.


                                  THE COMPANY

       The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. The Company believes that, measured by the number of basic subscribers, it is the largest provider of cable television services in the United States. The Company also has investments (i) in cable and telecommunications operations and television programming in certain international markets and
     (ii) in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Company is a Delaware corporation and its executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                              SELLING STOCKHOLDERS

       The Selling Stockholders are JAKL, Inc., a District of Columbia corporation wholly owned by James Lehrer, Neely Productions Limited, a New York corporation wholly owned by Robert MacNeil, and the William Morris Agency, Inc., a New York corporation. All of the Shares being offered hereby were acquired by the Selling Stockholders on January 4, 1995 in connection with the acquisition (the "Acquisition") by a wholly-owned subsidiary of the Company of a 66-2/3% general partnership interest in MacNeil Lehrer Productions ("MLP"), a general partnership principally engaged in the development and production of the "MacNeil Lehrer News Hour." In the Acquisition, JAKL, Inc. and Neely Productions Limited, the general partners of MLP, each received 211,657 shares of Class A Common Stock in consideration for the sale of a portion of their partnership interest in MLP and the William Morris Agency, Inc. received 22,280 shares of Class A Common Stock in consideration for its services rendered to MLP in connection with the Acquisition.

       The shares of Class A Common Stock received by the Selling Stockholders in connection with the Acquisition constitute restricted securities and cannot be transferred unless they are registered under the Securities Act or an exemption from registration is available. The Selling Stockholders were, however, given the right to require the Company, subject to certain limitations, to register such shares for resale under the Securities Act and to include such shares in certain types of registration statements proposed to be filed by the Company. In response to a request by the Selling Stockholders, the Company has filed the Registration Statement of which this Prospectus forms a part in order to permit the resale of the Shares from time to time by the Selling Stockholders and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the

     Registration Statement effective until the earlier of such time as all of the Shares offered hereby have been sold or the second anniversary of the date on which the Registration Statement is declared effective. The Selling Stockholders may also sell all or a portion of the Shares being offered hereby pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") to the extent that such sales may be made in compliance with Rule 144.

       The following table sets forth the name of each Selling Stockholder, the number of shares beneficially owned as of February 16, 1995 by each Selling Stockholder (in each case, less than 1% of the class outstanding) and the number of Shares which may be offered by each Selling Stockholder pursuant to this Prospectus. Any or all of the Shares listed below may be offered for sale by the Selling Stockholders from time to time and therefore no estimate can be given as to the number of Shares that will be held by the Selling Stockholders upon termination of this offering (except that in each case, such number will represent less than 1% of the class outstanding). Neither the Company nor any of its affiliates has had within the past three years any material relationship with any of the Selling Stockholders, except that JAKL, Inc. and Neely Productions Limited are general partners with a subsidiary of the Company in MLP.


                                         SHARES OF CLASS A COMMON STOCK

          NAME OF SELLING                BENEFICIAL             TO BE
          STOCKHOLDER                    OWNERSHIP              OFFERED
          ---------------------------    ----------             -------
          JAKL, Inc.                      211,657               211,657

          Neely Productions Limited       211,657               211,657

          William Morris Agency, Inc.      22,280                22,280


                          DESCRIPTION OF CAPITAL STOCK

       A description of the Company's capital stock is contained in the Company's registration statement on Form 8-B, as amended by Form 8-B/A, which is incorporated by reference herein. See "Incorporation of Documents by Reference."

                              PLAN OF DISTRIBUTION

       The Shares may be sold by the Selling Stockholders directly or through agents designated from time to time or to or through broker-dealers designated from time to time. To the extent required, any such agent or broker-dealer involved in the offer and sale of the Shares and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers will be set forth in the accompanying Prospectus Supplement. The Company has been advised by the Selling Stockholders that they have not, as of the date of this Prospectus, entered into any arrangement with an agent or broker-dealer for the sale of the Shares. The Shares may also be sold by the Selling Stockholders pursuant to Rule 144 to the extent such sales may be made in compliance with Rule 144.

       The distribution of the Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for a Selling Stockholder, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Shares to the public at varying prices to be determined by such broker-dealer at the time of resale.

       The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any discount or commission received by them and any profit realized by them on the resale of Shares may be deemed to be underwriting discounts and commissions under the Securities Act.


                                 LEGAL MATTERS

       Certain legal matters with respect to the Shares will be passed upon for the Company by Stephen M. Brett, Esq., Executive Vice President and General Counsel of the Company.


                                    EXPERTS

       The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Investments in Certain Debt and Equity Securities," in 1994.

       The consolidated balance sheets of Liberty Media Corporation and subsidiaries (Successor) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 (Successor Periods) and the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media (a combination of certain programming interests and cable television assets of TCI Communications, Inc. (formerly Tele-Communications, Inc.)) (Predecessor) for the period from January 1, 1991 to March 31, 1991 (Predecessor Periods), which appear in the current report on Form 8-K, as amended, of TCI Communications, Inc. dated April 6, 1994, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to a change in the method of accounting for income taxes in 1993.

       The consolidated balance sheet of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended 31 December 1994, which appear in the December 31, 1994 annual report on Form 10-K of Tele-Communications, Inc., as amended, have been incorporated by reference herein in reliance upon the report of KPMG, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


       The consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which appear in the current report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the January 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

       The financial statements of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, incorporated herein by reference to the Current Report on Form 8-K of the Company dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construed S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the current report on Form 8-K of Tele-Communications, Inc., dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Finsterbusch Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                         -----------------------------



                               TABLE OF CONTENTS

                                 PAGE
                                 ----

AVAILABLE INFORMATION..........     2
INCORPORATION OF DOCUMENTS BY
   REFERENCE...................     2
CERTAIN CONSIDERATIONS.........     3
THE COMPANY....................     3
SELLING STOCKHOLDERS...........     3
DESCRIPTION OF CAPITAL STOCK...     4
PLAN OF DISTRIBUTION...........     4
LEGAL MATTERS..................     5
EXPERTS........................     5




                                 445,594 Shares
                           TELE-COMMUNICATIONS, INC.


                              Class A Common Stock
                               ($1.00 Par Value)



                   -----------------------------------------


                                   PROSPECTUS


                   -----------------------------------------



                              _______, 1995

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Expenses to be borne by the Company in connection with the issuance and distribution of the Shares are set forth below. None of the listed expenses will be borne by the Selling Stockholders.

     Registration Fee................  $ 2,785.00
     Blue Sky Fees and Expenses
       (including counsel fees) *....    2,000.00
     Legal Fees and Expenses *.......   25,000.00
     Accounting Fees and Expenses *..    5,000.00
     Miscellaneous *.................    2,000.00
                                       ----------
          Total *....................  $36,785.00

     ______________________________

     *    Estimated.


     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the facts and circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

          Article V, Section E of the Company's Restated Certificate of Incorporation provides as follows:

                    1.  Limitation on Liability.
                        -----------------------

                    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

                    2.  Indemnification.
                        ---------------

                    (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                    (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

                    (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                    (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may [have] or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                    (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.


          Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the laws of the State of Delaware and the Company's Certificate of Incorporation, as then or thereafter in effect.

          The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide
     (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

          The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any Company director or officer if there is such a policy.

          The Company may purchase liability insurance policies covering its directors and officers.

          In addition, pursuant to a Registration Rights Agreement, dated as of January 4, 1995, between the Company and the Selling Stockholders, the Selling Stockholders, severally and not jointly, have agreed to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against certain liabilities, including civil liabilities under the Securities Act.

     ITEM 16.  EXHIBITS.

       4.1 Specimen Certificate for Class A Common Stock. (Incorporated by reference herein to Exhibit 4.1 of Registration Statement on Form S-4 No. 33-54263 of the Registrant filed June 23, 1994).

       4.2  Registrant's Restated Certificate of Incorporation.
            (Incorporated by reference herein to Exhibit 3.1 of Registration Statement on Amendment No. 1 to Form S-4 No. 33-56135 of the Registrant filed December 16, 1994).

       4.3  Registrant's By-laws. (Incorporated by reference herein to Exhibit
            3.4 of Registration Statement on Form S-4 No. 33-54263 of the Registrant filed June 23, 1994).

      *5    Opinion of Stephen M. Brett, Esq.

       23.1 Consent of KPMG Peat Marwick LLP.

       23.2 Consent of KPMG Peat Marwick LLP.

       23.3 Consent of KPMG.

       23.4 Consent of KPMG Peat Marwick LLP.

       23.5 Consent of Price Waterhouse LLP.

       23.6 Consent of KPMG Finsterbusch Pickenhayn Sibille.

      *23.7 Consent of Stephen M. Brett, Esq.
            (included in Exhibit 5).

      *24   Powers of Attorney.

- ----------
* Previously filed.

     ITEM 17.  UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
     --------  -------
     information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village State of Colorado, on June 19, 1995.


                                    TELE-COMMUNICATIONS, INC.



                                    By:  /s/   Stephen M. Brett
                                        -------------------------------
                                        Name:  Stephen M. Brett
                                        Title: Executive Vice President

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                Title                          Date
     ---------                -----                          ----

          *
- ------------------------      Chairman of the Board          June 19, 1995
(Bob Magness)                 and Director


          *
- ------------------------      President and Director         June 19, 1995
(John C. Malone)              (Principal Executive
                              Officer)


          *
- ------------------------      Executive Vice President and   June 19, 1995
(Donne F. Fisher)             Director (Principal Financial
                              and Accounting Officer)


          *
- ------------------------      Director                       June 19, 1995
(John W. Gallivan)


          *
- ------------------------      Director                       June 19, 1995
(Kim Magness)


          *
- ------------------------      Director                       June 19, 1995
(Robert A. Naify)


          *
- ------------------------      Director                       June 19, 1995
(Jerome H. Kern)


          *
- ------------------------      Director                       June 19, 1995
(Tony Coelho)


          *
- ------------------------      Director                       June 19, 1995
(R. E. Turner)

* By: /s/ Stephen M. Brett
      ----------------------
      Stephen M. Brett
      Attorney-in-Fact

                                 EXHIBIT INDEX
       Sequential
       Exhibits                                                       Page No.
       --------                                                       --------

         4.1   Specimen Certificate for Class A Common Stock.
               (Incorporated by reference herein to Exhibit 4.1 of Registration Statement on Form S-4 No. 33-54263 of the Registrant filed June 23, 1994).

         4.2 Registrant's Restated Certificate of Incorporation. (Incorporated by reference herein to Exhibit 3.1 of Registration Statement on Amendment No. 1 to Form S-4 No. 33-56135 of the Registrant filed December 16,
               1994).

         4.3 Registrant's By-laws. (Incorporated by reference herein to Exhibit 3.4 of Registration Statement on Form S-4 No. 33-54263 of the Registrant filed June 23, 1994).

        *5     Opinion of Stephen M. Brett, Esq.

         23.1  Consent of KPMG Peat Marwick LLP.

         23.2  Consent of KPMG Peat Marwick LLP.

         23.3  Consent of KPMG.

         23.4  Consent of KPMG Peat Marwick LLP.

         23.5  Consent of Price Waterhouse LLP.

         23.6  Consent of KPMG Finsterbusch Pickenhayn Sibille.

        *23.7  Consent of Stephen M. Brett, Esq.
               (included in Exhibit 5).

        *24    Powers of Attorney.

- ----------
* Previously filed.